UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2008

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

                On February 1, 2008, the Maine Public Utilities Commission (the “MPUC”) issued an order (the “Order”) approving FairPoint Communications, Inc.’s (the “Company”) proposed acquisition of the local exchange business and related landline activities of Verizon Communications Inc. (“Verizon”) in Maine, New Hampshire and Vermont through a merger of Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon, with and into the Company (the “Merger”), subject to certain specified conditions.  The Order reflects, in all material respects, the terms and conditions set forth in the amended stipulation (the “Amended Stipulation”) filed with the MPUC on December 21, 2007 by the Company, Verizon New England Inc. (“Verizon New England” and, together with the Company, the “Applicants”), the staff of the MPUC, the Office of the Public Advocate in Maine and certain other parties thereto, and amendments thereto which the Applicants accepted during the MPUC’s hearing and deliberations on the Amended Stipulation, plus additional terms and conditions related to issues not settled by the Amended Stipulation and deferred for decision by the MPUC.  The original stipulation which was filed with the MPUC on December 12, 2007 was included as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 13, 2007.  A copy of the Amended Stipulation is attached as Appendix A to the Order.  In addition, the Amended Stipulation approved by the Order resolves the matter pending before the MPUC regarding the level of basic rates and form of rate regulation for the Maine operations for a five year period after consummation of the Merger.

                The terms and conditions of the Order are binding on the Applicants, subject to the closing of the Merger.

                The foregoing description of the Order is qualified in its entirety by reference to the full text of the Order which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                The Company has filed, and the SEC has declared effective, a registration statement in connection with the Merger pursuant to the Agreement and Plan of Merger, dated as of January 15, 2007, by and among the Company, Verizon and Spinco, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, and Amendment No. 4 to Agreement and Plan of Merger, dated as of November 16, 2007, in each case, by and among the Company, Verizon and Spinco.  The Company urges investors to read this document and other materials filed and to be filed by the Company relating to the Merger because they contain and will contain important information.  Investors may obtain free copies of the registration statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and the Company’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

                This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits.

                (c) Exhibits

Exhibit Number	Description

99.1	Order of the Maine Public Utilities Commission dated February 1, 2008

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ John P. Crowley
		Name:	John P. Crowley
		Title:	Executive Vice President and
Chief Financial Officer

Date: February 5, 2008